Exhibit 10.13

July 22, 2005

Wayne M. Richman

4 Fawn Hill Drive

Monsey, NY 10952

Re:	Non-Competition Agreement dated August 2, 2004
Wayne M. Richman – Vitamin Shoppe Industries Inc. and VS Holdings, Inc.

Dear Wayne:

This letter shall serve as a modification of certain of the terms and provisions of the above-referenced agreement (“Agreement”).

Your Annual Cash Bonus (as defined in the Agreement) shall be based upon Vitamin Shoppe’s Management Incentive Plan (“MIP”) applicable to all officers other than the CEO. Your maximum bonus potential shall remain at fifty percent (50%) of your base salary. However, for 2005 and subsequent years in lieu of the allocations set forth in the MIP your individual bonus shall be based fifty percent (50%) on company-wide performance measures set forth in the MIP and fifty percent (50%) on your individual performance measures. Your individual performance measures for 2005, including the measurement criteria for the same, are attached hereto as Schedule 1.

Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified, confirmed and approved.

Please sign below confirming your agreement with the foregoing.

VS Holdings, Inc.
Vitamin Shoppe Industries Inc.

/s/ Thomas Tolworthy
Thomas Tolworthy, CEO

AGREED AND ACCEPTED THIS 22 DAY OF JULY, 2005

/s/ Wayne Richman
WAYNE RICHMAN